MERRILL LYNCH VARIABLE SERIES FUNDS, INC./

MERRILL LYNCH SMALLCAP VALUE FOCUS FUND

SERIES #6

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
06/12/01	General Maritime Corp	$941,400	$144,000,000	Lehman Bros.
06/12/01	Willis Group Holdings	$257,850	$270,000,000	Smith Barney
06/20/01	Maximus Inc	$1,269,730	$125,615,000	Legg Mason
06/29/01	Reliance Steel & Aluminum	$4,257,500	$137,500,000	CS First Boston
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